Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2011 relating to the financial statements and financial statement schedules, which appears in Alpha and Omega Semiconductor Limited's Annual Report on Form 10-K for the year ended June 30, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 30, 2013